UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2022

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40524	90-2409612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5269 W. 62nd Avenue, Arvada, Colorado	80003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement

On October 26, 2022, SHF Holdings, Inc., a Delaware corporation (the “Parent” or “SHF”), entered into a Forbearance Agreement (the “Forbearance Agreement”) with Partner Colorado Credit Union (“PCCU”), a Colorado credit union, and Luminous Capital USA Inc. (“Luminous”).

Safe Harbor and PCCU are among the parties to a Unit Purchase Agreement dated as of February 11, 2022 (the “UPA”), which includes three amendments: the “First Amendment” dated September 19, 2022, the “Second Amendment” dated September 22, 2022, and the “Third Amendment” dated September 28, 2022. The UPA, First Amendment, Second Amendment, and Third Amendment are collectively referred to as the “Purchase Agreement.”

According to the terms of the Purchase Agreement, Safe Harbor agreed to pay approximately $56.9 million of cash proceeds to PCCU, of which $21.9 million would be payable on December 15, 2022. The remaining $35.0 million would be due in six quarterly installments of $6.4 million (the “Deferred Cash Consideration). PCCU has also agreed to defer the payment of other transaction related expenses. These transaction related expenses together with the Deferred Cash Consideration are collectively referred to as the “Deferred Obligation.”

Also, pursuant to the Purchase Agreement, and in connection with the security for payment of the Deferred Cash Consideration, Luminous has agreed to escrow one million two hundred thousand (1,200,000) shares of Safe Harbor common stock as security for payment of the Deferred Cash Consideration, with the same being held in escrow until such time as the Deferred Cash Consideration is paid in full to PCCU.

Pursuant to the Forbearance Agreement, PCCU has agreed to defer all payments owed pursuant to the Purchase Agreement for a period of six (6) months from the date hereof while the Parties engage in good faith efforts to renegotiate the payment terms applicable to the Deferred Obligation (the “Forbearance Period”).

The foregoing description of the Forbearance Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Forbearance Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 27, 2022, the Company issued a press release announcing its entry into the Forbearance Agreement. The press release is attached hereto as Exhibit 99.2.

Exhibit 99.2 is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description of Exhibit
99.1	Forbearance Agreement, dated as of October 27, 2022 by and between SHF Holdings, Inc., Partner Colorado Credit Union and Luminous Capital USA Inc.
99.2	Press Release dated October 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: November 1, 2022

By:	/s/ Donnie Emmi
Name:	Donnie Emmi
Title:	Chief Legal Officer